Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Murphy Oil Corporation

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Debt	Senior Debt Securities	(1)	456(b) and 457(r)		$		$0.0001531	$
Fees to be Paid	Debt	Subordinated Debt Securities	(2)	456(b) and 457(r)				0.0001531
Fees to be Paid	Equity	Preferred Stock, par value $100.00 per share	(3)	456(b) and 457(r)				0.0001531
Fees to be Paid	Equity	Common Stock, par value $1.00 per shar	(4)	456(b) and 457(r)				0.0001531
Fees to be Paid	Equity	Depositary Shares	(5)	456(b) and 457(r)				0.0001531
Fees to be Paid	Other	Warrants	(6)	456(b) and 457(r)				0.0001531
Fees to be Paid	Other	Purchase Contracts	(7)	456(b) and 457(r)				0.0001531
Fees to be Paid	Other	Units	(8)	456(b) and 457(r)		$		$0.0001531	$

Total Offering Amounts:							$0.00			0.00
Total Fees Previously Paid:
Total Fee Offsets:
Net Fee Due:										$0.00

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Offering Note(s)

(1)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, Murphy Oil Corporation (“Murphy Oil”) is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis. Murphy Oil will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices pursuant to this Registration Statement.
(2)	Please see Offering Note (1)
(3)	Please see Offering Note (1)
(4)	Please see Offering Note (1)
(5)	Please see Offering Note (1)
(6)	Please see Offering Note (1)
(7)	Please see Offering Note (1)
(8)	Please see Offering Note (1)